UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 9, 2024

(Date of earliest event reported)

eGain Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35314	77-0466366

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1252 Borregas Avenue, Sunnyvale, California 94089

(Address of principal executive offices, including zip code)

(408) 636-4500

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	EGAN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On December 9, 2024, the Compensation Committee of the Board of Directors (the “Board”) of eGain Corporation (the “Company”) approved a variable annual cash compensation for Ashutosh Roy, the Company’s Chief Executive Officer, based on 60% of the target amount. The compensation approved for the fiscal year ended June 30, 2024 was $60,000 for Mr. Roy. No changes were made to Mr. Roy’s base salary.

On December 9, 2024, the Board granted the following options to purchase common stock to certain executive officers of the Company under the Company’s Amended and Restated 2005 Stock Incentive Plan. Each such option has an exercise price of $5.71 per share, the closing price of the Company’s common stock on the Nasdaq Capital Market on the date of grant, and will vest on September 1, 2025, subject to continued service with the Company.

Name, TitleShares Subject to Option

Ashutosh Roy, Chief Executive Officer20,000

Eric N. Smit, Chief Financial Officer26,000

Rao J. Chandrasekhar, Senior Vice President, Products and Services15,000

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 12, 2024		eGain Corporation

	By:	/s/ Eric N. Smit
Eric N. Smit Chief Financial Officer

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